EXHIBIT 31.1

CERTIFICATION

I, Michael Mills, certify that:

1. I have reviewed this Amendment No. 1 to the Form 10-Q of Body and Mind Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 19, 2020

/s/ Michael Mills
Michael Mills, President and CEO
(Principal Executive Officer)